UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

WORTHINGTON STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-41830	92-2632000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Old Wilson Bridge Road Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

(614) 438-3210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2023, immediately prior to the commencement of “when issued” trading of the common shares of Worthington Steel, Inc. (“Worthington Steel,” the “Company,” “we,” “us,” or “our”) on the New York Stock Exchange, the size of the Board of Directors of Worthington Steel (the “Board”) was expanded from two directors to three directors, and Carl A. Nelson, Jr. was appointed to fill the vacancy created by the increase in the size of the Board, to serve until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death. In connection with his appointment to the Board, Mr. Nelson was appointed to the Company’s Audit Committee.

Biographical information for Mr. Nelson can be found in the Company’s Information Statement, which is included as Exhibit 99.1 to Amendment No. 2 to the Company’s Registration Statement on Form 10 (File No. 001-41830) filed with the Securities and Exchange Commission on November 13, 2023 (the “Information Statement”). Mr. Nelson will participate in the Company’s director compensation package for non-employee directors described in the Company’s Information Statement. Mr. Nelson will also enter into an indemnification agreement with the Company. Mr. Nelson has not been a participant in any related person transactions required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023

WORTHINGTON STEEL, INC.

By:	/s/ Michaune D. Tillman
Name: Michaune D. Tillman
Title: Vice President – General Counsel and Secretary